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    FIRST AMENDMENT TO LEASE AGREEMENT
    BETWEEN PARK CATTLE CO., LANDLORD AND
    HARVEYS CASINO RESORTS formerly known as HARVEY'S WAGON WHEEL, INC., TENANT
    (Douglas County, Nevada property)

    This First Amendment to Lease Agreement dated as of the 1st day of June, 1997, by and between PARK CATTLE CO. (the Landlord'), a Nevada corporation and HARVEYS CASINO RESORTS, formerly known as HARVEY'S WAGON WHEEL, INC. (the Tenant'), a Nevada corporation.

    WITNESSETH:

    1. On February 28, 1985, the Landlord and Tenant entered into a Lease Agreement (the Lease').

    2.   Tenant desires to extend the term of the Lease.

    3. Landlord is willing to extend the term of the Lease subject to certain terms and conditions.

    4. The Landlord and Tenant desire to amend the Lease as is hereinafter set forth.

    NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and conditions herein contained, Landlord and Tenant hereby agree as follows:

    I.   Article I of the Lease is hereby amended to read as follows:
    ARTICLE I

    Premises and Term of Lease

         Section 1.1. The Landlord hereby demises and leases to the Tenant, and the Tenant hereby hires and leases from the Landlord, the property (the Premises') in Douglas County, Nevada, consisting of the parcel of land described on Exhibit A.

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         Section 1.2.   At any time during the entire term of this Lease
Landlord may require this Lease to be amended to substitute a different parcel of land owned by Landlord for and as the Premises. Tenant must accept the substitution if the parcel meets the open space requirements for Tenant's Master Plan Project, the approvals, if any, required from governmental agencies having jurisdiction have been obtained and the consent, if any, required from lenders holding a security interest in Tenant's leasehold interest have been obtained. Landlord and Tenant shall cooperate in obtaining all such approvals and consents.

         Section 1.3. The term of this Lease shall commence at 12:01 A.M. on the day (the Commencement Date') which is the 28th day of February, 1985, and shall end at 11:59 P.M. on March 31, 2045.

         Section 1.4. During the entire term of this Lease the Tenant will have the right to occupy and use the Premises, enjoy all the rights and privileges relating to the Premises, and receive, subject to its obligations to pay rent and make other payments as required by this Lease, all the rents and profits from the Premises.

    II.  Article XI of the Lease is hereby amended to read as follows:
    ARTICLE XI

    Assignment and Subletting


         Section 11.1. Tenant shall not assign this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the Premises or any portion thereof, without the written consent of Landlord first had and obtained. A consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void and shall be an event of default. This Lease shall not, nor shall any interest therein, be assignable, as to interest of Tenant, by operation of law, without the written consent of Landlord.

         Section 11.2. The consent of the Landlord required under Section 11.1 above may not be unreasonably withheld. Landlord may withhold or condition the consent required under section 11.1 on Tenant remaining obligated to pay the rent and to perform all other obligations to be performed by the Tenant hereunder for any of the following reasons, which list is not exclusive, and such withholding or conditioning of consent shall be deemed to be reasonable:

                   (a) Lack of experience operating a hotel/gaming facility comparable to Harveys Lake Tahoe Resort by the proposed sublessee or assignee; or

                   (b) Financial inadequacy or general business history or experience of the proposed sublessee or assignee.

         Section 11.3. Notwithstanding the foregoing, the following conditions shall apply to any proposed assignment or sublease hereunder.

                   (a) Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy, or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such assignment or sublease;

                   (b) The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions of Harveys Lake Tahoe Resort and the liquidation or dissolution of Harveys Casino Resorts each shall be deemed an assignment within this Article XI.

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                   (c)  The acceptance of rent by Landlord from any person
shall not be deemed to be a waiver by Landlord or any provision of this Lease or to be a consent to any assignment or subletting.

                   (d) Tenant shall have the right without the consent of Landlord but upon prior written notice to Landlord, to assign this Lease to a company incorporated or to be incorporated by Tenant provided that Tenant owns or beneficially controls all the issued and outstanding shares of the capital stock of the company (the Subsidiary Company'). Such assignment shall not, however, relieve Tenant from its obligation for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein. If at any time after such an assignment, there is any Change of Control of the Subsidiary Company, such Change of Control shall constitute an assignment subject to the provisions of this Article XI. A Change of Control shall occur whenever Tenant does not own or beneficially control all of the issued and outstanding shares of the Subsidiary Company.

                   (e) No permitted assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises assigned or sublet unless, within ten (10) days after the execution thereof, Tenant shall deliver to landlord a duly executed duplicate original of such assignment or sublease in form satisfactory to Landlord which provides (1) the assignee or sublessee assumes Tenant's obligation for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, and (2) that such assignee or sublessee will, at Landlord's election, attorn directly to landlord in the event Tenant's lease is terminated for any reason, and (3) such assignment or sublease contains such other assurance as Landlord reasonably deems necessary.


    III. Except as specifically modified herein, the Lease dated February 28, 1985, shall remain in full force and effect and the parties shall be bound by all of the terms and conditions thereof.
    IN WITNESS WHEREOF, the Landlord and Tenant have executed this First Amendment to Lease Agreement dated this 1st day of June, 1997.

LANDLORD:                                   TENANT:

PARK CATTLE CO.                        HARVEYS CASINO RESORTS,
                                            formerly known as HARVEY'S WAGON
                                            WHEEL, INC.


By: Bruce Park                         By: Charles W. Scharer
Its: President                         Its: Chairman, President and CEO